UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2023
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
  ____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSTG	The NASDAQ Stock Market LLC
(The NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐
Item 1.01 Entry into a Material Definitive Agreement.
The Exchange Agreement
On November 6, 2023, NanoString Technologies, Inc. (the “Company”) announced it had entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with certain existing holders of its outstanding 2.625% Convertible Senior Notes due 2025 (the “2025 Notes”), pursuant to which the Company will exchange approximately $216 million aggregate principal amount of the outstanding 2025 Notes for (i) approximately $216 million in aggregate principal amount of the Company’s 6.95% Senior Secured Notes due 2026 (the “2026 Notes”) and (ii) warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase an aggregate of 16 million shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $1.69 per share (the exchange of the 2025 Notes for the 2026 Notes and the Warrants, collectively the “Exchange Transaction”). The Exchange Transaction is expected to close on or about November 7, 2023. The 2026 Notes and Warrants will be issued at the closing in private placements pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder. The 2026 Notes are to be issued pursuant to an indenture among the Company, the subsidiary guarantors from time-to-time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Indenture”).
The Company will not receive any cash proceeds from the Exchange Transaction. Following the consummation of the Exchange Transaction, approximately $14 million in aggregate principal amount of the 2025 Notes will remain outstanding, with terms unchanged.
The Indenture
Pursuant to the Indenture to be entered into at the closing, the 2026 Notes will accrue interest at a rate of 6.95% per annum, payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2023. From the issuance of the 2026 Notes until December 15, 2024, in the absence of a Default or Event of Default (each as defined in the Indenture), the Company will have the option to pay all or a portion of the interest on the 2026 Notes in cash or in kind as PIK Interest (as defined in the Indenture). The 2026 Notes will mature on September 1, 2026, unless earlier repurchased or redeemed.
At any time prior to the maturity date of the 2026 Notes, the Company will have the option to redeem all or any portion of the principal amount of the 2026 Notes for cash equal to the principal amount of the 2026 Notes to be redeemed, subject to certain conditions specified in the Indenture. Upon any redemption, acceleration or repayment prior to the maturity date, the holders of such 2026 Notes redeemed, accelerated or repaid, as applicable, will be entitled to a make-whole payment as determined pursuant to the Indenture, together with accrued and unpaid interest through the redemption, acceleration or repayment date, as applicable, provided that, for any 2026 Notes that are redeemed, accelerated or repaid on or after November 7, 2025, the make-whole payment shall be zero if the Company’s then-current market capitalization is at least $250 million.
The 2026 Notes will be guaranteed by the Company’s material subsidiaries and secured by (i) a security interest in substantially all of the assets of the Company and the notes guarantors and (ii) a pledge of the equity interests of the Company’s and the notes guarantors’ direct subsidiaries, subject to certain customary exceptions.
The Indenture contains certain specified events of default, the occurrence of which would entitle the holders of the 2026 Notes to demand repayment of all outstanding principal and accrued interest on the 2026 Notes pursuant to the Indenture. Such events of default include, among others:
•failure to make any payment under the 2026 Notes when due;
•failure to observe or perform certain covenants under the Indenture or the other transaction documents related thereto (subject in certain cases to specified cure periods);
•any representation or warranty made or deemed to have been made by the Company or any notes guarantor pursuant to the Indenture and other transaction documents shall have been incorrect, false or misleading in any material respect;
•failure of the Company, any notes guarantor or any significant subsidiary of the Company to be able to pay debts as they come due;
•certain events of bankruptcy, insolvency or reorganization with respect to the Company, any notes guarantor or any significant subsidiary of the Company;
•the entry of (i) one or more judgments against the Company, any notes guarantor or any subsidiary of the Company for the payment of money aggregating in excess of $10 million, which such judgments are either enforced by any creditor upon judgment or not paid, discharged or stayed within 30 days of such judgment, or (ii) non-monetary judgments, orders, decrees or arbitration awards or settlements entered against the Company, any notes guarantor or any subsidiary of the Company that would reasonably be expected, individually or in the aggregate, to have a material adverse effect;
•the entry of a specified adverse judgment, order or award (including settlement or other proceedings) in connection with the Company’s pending litigation with 10x Genomics, Inc., et al;
•any event of default by the Company under specified other indebtedness;
•failure to make any payment of any Indebtedness (as defined in the Indenture) having an aggregate outstanding principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period by the Company, any notes guarantor or any significant subsidiary of the Company;
•failure to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness to cause, such Indebtedness to be declared to be due and payable (or otherwise required immediately to be prepaid, redeemed, purchased or defeased) prior to its stated maturity (without regard to any subordination terms with respect thereto) or cash collateral in respect thereof to be demanded by the Company, any notes guarantor or any significant subsidiary of the Company;
•if, in the event the Company refinances its outstanding 2025 Notes, any event of default occurs under such documentation (subject to certain specified cure periods);
•if the material provisions of the Indenture and related transaction documents, taken as a whole, shall for any reason cease to be valid, binding and enforceable against the Company or any notes guarantor, or such transaction documents cease to create a valid first priority security interest over the collateral securing the 2026 Notes to the extent that such perfection or priority is required thereby;
•the occurrence of an ERISA Event (as defined in the Indenture) that would reasonably be expected to have a material adverse effect;
•revocation or invalidation of any intercreditor agreement applicable to the 2026 Notes and pari passu or subordinated indebtedness;
•if the obligations under the 2026 Notes or the liens securing such obligations shall not have the priority contemplated by the Indenture or such intercreditor agreement; and
•the occurrence of a change of control.
The Indenture includes a number of affirmative covenants, including covenants regarding compliance with applicable laws and regulations, financial and other reporting, maintenance of property, payment of taxes and maintenance of insurance, among other covenants. The Indenture also includes a number of restrictive covenants, including restrictions on acquisitions, the incurrence of liens or indebtedness, prepayments of other indebtedness, dispositions, investments, and transactions with affiliates, in each case subject to certain exceptions. The Company will also be required to comply with certain financial maintenance covenants, including a minimum revenue covenant and a minimum liquidity covenant, in each case, starting with the fiscal quarter ending December 31, 2023 and measured quarterly. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to certain exceptions.
Warrants
The Warrants will be exercisable in whole or in part at an exercise price of $1.69 per share and will expire on the fifth anniversary of issuance. Warrant holders may pay the exercise price in cash, or elect to exercise the Warrant on a “cashless” basis. The Warrants will prohibit any exercise by a holder to the extent that, following such exercise, the holder, together with any affiliates and “group” members (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), would beneficially own more than a fixed percentage of the total number of shares of the Company’s issued and outstanding common stock (the “Beneficial Ownership Cap”), initially either 9.99% or, at the Warrant holder’s election, 4.99%. The Beneficial Ownership Cap may not be increased above the limitations in Nasdaq Listing Rule 5635(b) without stockholder approval.
In connection with an Event of Default (as defined in the Warrants), the Company may be required, at the election of the holder, to purchase the Warrant for an amount in cash equal to the Black Scholes Value (as defined in the Warrant) of the unexercised portion of the Warrant and without regard to the Beneficial Ownership Cap by wire transfer of immediately available funds within five business days of the holder’s election.
In the event of a Major Transaction (as defined in the Warrant), and without regard to the Beneficial Ownership Cap, and without any requirement to exercise the Warrant or pay the exercise price, holders of Warrants may elect to receive, for each share that would have been issuable upon exercise of the Warrant immediately prior to the occurrence of the Major Transaction, the number of shares of common stock of the successor or acquiring corporation or the Company, if it is the surviving corporation, and any additional consideration receivable by holder of common stock of the Company as a result of the Major Transaction, as if the Warrant had been exercised for cash. If holders of Common Stock of the Company are provided a choice as to the securities, cash or property to be received in the Major Transaction, the holders of Warrants will be given the same option.
In the event of a Major Transaction, without regard to the Beneficial Ownership Cap, and without any requirement to exercise the Warrant or pay the exercise price, holders may also elect to receive (a) the amount of cash, property and other assets and the number of securities or other property of the successor entity, the Company or other entity that would be issuable in the Major Transaction in respect of an amount equal to the Black-Scholes Value of the unexercised portion of the Warrant determined as of the date the Major Transaction is consummated or otherwise occurs, divided by the closing price of the Common Stock on the principal securities exchange or other securities market on which the Common Stock is then traded on the trading day immediately preceding the date on which the Major Transaction is consummated or otherwise occurs or (b) if none of the foregoing applies, an amount in cash equal to the Black-Scholes Value of the unexercised portion of the Warrant.
Upon the occurrence of an Organic Change (as defined in the Warrant), the holder will be entitled to receive, at its option and without regard to the Beneficial Ownership Cap, the kind and amount of securities, cash or other property of the Company or the successor entity, as the case may be, that the holder would have been entitled to receive if the shares underlying the Warrant were outstanding immediately prior to the Organic Change. If holders of Common Stock of the Company are provided a choice as to the securities, cash or property to be received in the Organic Change, the holders of Warrants will be given the same option.
If the Company does not survive a Major Transaction or Organic Change as the parent company, the Company will cause the successor entity to assume all obligations of the Company under the Warrants and the Registration Rights Agreement.
Registration Rights Agreement
Pursuant to the Exchange Agreement, at the closing, the Company will also enter into a registration rights agreement, pursuant to which the Company will agree to prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3, or such other form as required to effect a registration of the Common Stock issued or issuable upon exercise of the Warrants (the “Registrable Securities”), covering the resale of the Registrable Securities and such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of, in exchange for, or otherwise pursuant to the Warrants to prevent dilution resulting from certain corporate actions. Such Registration Statement must be filed within 10 business days following the closing of the Exchange Transaction.
The foregoing description of the Exchange Agreement, the Indenture, the 2026 Notes, the Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, Form of Indenture, Form of 2026 Note, Form of Warrant and Form of Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, and incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On November 6, 2023, the Company issued a press release reporting its financial results for the fiscal quarter ended September 30, 2023. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 regarding the issuance of the Warrants is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On November 6, 2023, the Company posted supplemental financial information on its investor relations website (investors.nanostring.com).
The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, the Company’s website (www.nanostring.com), its investor relations website (investors.nanostring.com), and its news site (investors.nanostring.com/press-releases). The Company uses these channels, as well as social media, including its X account (@nanostringtech), LinkedIn account (www.linkedin.com/company/nanostring-technologies), and Facebook page (www.facebook.com/NanoStringTechnologies), to communicate with investors and the public about the Company, its products, and other matters. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the Exchange Transaction, including the timing thereof. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks related to whether the Company will be able to satisfy the conditions required to close the transaction; the potential impact of market and other general economic conditions; and the other risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Indenture.
4.2	Form of 6.95% Senior Secured Note Due 2026 (included in Exhibit 4.1).
4.3	Form of Warrant.
10.1*	Exchange Agreement, dated as of November 6, 2023, by and among the Company, NanoString Technologies International, Inc. and the Investors party thereto.
10.2*	Form of Registration Rights Agreement.
99.1	Press release dated November 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain portions of this exhibit (indicated by “…[***]…”) have been omitted in accordance with Item 601(b)(10) of Regulation S-K because the omitted information is not material and the Company customarily and actually treats such omitted information as private or confidential.

The information furnished in this Current Report under Items 2.02 and 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	November 6, 2023	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer